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                                                                      Exhibit 99

[CIT LOGO]

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April 16, 2004






                             Servicer's Certificate
                             ----------------------


         The undersigned, on behalf of CIT Financial USA, Inc., in its capacity as servicer (The "Servicer") under the Pooling and Servicing Agreement, dated as of February 1, 2004 (the "Pooling and Servicing Agreement"), among CIT Equipment Collateral 2004-VT1, NCT Funding Company LLC, JP Morgan Chase Bank, as trustee under the Indenture, and CIT Financial USA, Inc., in its individual capacity and as Servicer, DO HEREBY CERTIFY that I am a Responsible Officer of the Servicer and, pursuant to Section 9.02 of the Pooling and Servicing Agreement, I DO HEREBY FURTHER CERTIFY the following report with respect to the Payment Date occurring on April 20, 2004.

         This Certificate shall constitute the Servicer's Certificate as required by Section 9.02 of the Pooling and Servicing Agreement with respect to the above Payment Date. Any term capitalized but not defined herein shall have the meaning ascribed thereto in the Transfer and Servicing Agreement.




                                   CIT Financial USA, Inc.




                                   /s/ Glenn Votek
                                   ---------------
                                   Glenn Votek
                                   Executive Vice President, and Treasurer